Financial:
Tito L. Lima
Chief Financial Officer
717-581-6030 or tllima@sterlingfi.com

Media:
Joe Patterson
Vice President, Director of Corporate Communications
717-735-5651 or jpatterson@sterlingfi.com

FOR IMMEDIATE RELEASE

Sterling Financial Corporation Announces Quarterly Dividend

LANCASTER, PA. (August 23, 2005) – The board of directors of Sterling Financial Corporation (NASDAQ: SLFI) declared a $0.140 per share cash dividend on Aug. 23, 2005. This dividend is payable on Oct. 3, 2005, to shareholders of record on Sept. 15, 2005.

“We are very pleased to have increased dividends this year and every year for the past 17 years,” noted Glenn R. Walz, chairman, Sterling Financial Corporation. “This puts Sterling in an elite group of companies. We attribute our success to our focus on growth and our ability to deliver results for our customers, our shareholders and Sterling employees.”

This $0.140 dividend per share represents a 9.4 percent increase over the $0.128 dividend paid in October 2004, and a 7.7 percent increase over the $0.130 dividend per share paid in the second quarter of this year.

References to the prior year dividend per share have been restated to reflect the 5-for-4 stock split effected in the form of a 25 percent stock dividend to shareholders of record on May 13, 2005, and payable on June 1, 2005.

With assets of more than $2.8 billion and investment assets under administration of approximately $2.1 billion, Sterling Financial Corporation is a diversified financial services company based in Lancaster, Pa. Sterling Banking Services Group affiliates offer a full range of banking services in south-central Pennsylvania, northern Maryland, and northern Delaware; the group also offers correspondent banking services in the mid-Atlantic region to other companies within the financial services industry. Sterling Financial Services Group affiliates provide specialty commercial financing; fleet and equipment leasing; investment, trust and brokerage services; insurance services; and human resources consulting. Visit www.sterlingfi.com for more information.

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Sterling Financial Corporation Dividend Declaration page 2

Banking Services Group — Banks: Pennsylvania: Bank of Lancaster County, N.A.; Bank of Lebanon County; PennSterling Bank; and Pennsylvania State Bank. Pennsylvania and Maryland: Bank of Hanover and Trust Company. Maryland: First National Bank of North East. Delaware: Delaware Sterling Bank & Trust Company. Correspondent banking services: Correspondent Services Group (provider of Sterling services to other financial institutions).

Financial Services Group — Specialty commercial financing: Equipment Finance LLC (commercial financing company for the forestry, land clearing and construction industries). Fleet and equipment leasing: Town & County Leasing, LLC (nationwide fleet and equipment leasing company). Trust, investment and brokerage services: Sterling Financial Trust Company (trust and investment services) and Church Capital Management, LLC (registered investment advisor) with combined assets under administration of $2.1 billion and Bainbridge Securities Inc. (securities broker/dealer). Insurance services: Lancaster Insurance Group, LLC (independent insurance agency for personal, property and business insurance); StoudtAdvisors (employee benefits consulting and brokerage firm); and Sterling Financial Settlement Services, LLC (title insurance agency). Human resources consulting: Professional Services Group (human resources consulting services provider for small to medium size businesses).

This news release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include costs and efforts required to integrate aspects of the operations of the company being more difficult than expected, anticipated merger-related synergies not being achieved timely or not being achieved at all, the possibility that increased demand or prices for Sterling’s financial services and products may not occur, changing economic and competitive conditions, volatility in interest rates, technological developments, costs associated with complying with laws, rules and regulations, and other risks and uncertainties, including those detailed in Sterling’s filings with the Securities and Exchange Commission.

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